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                                                                    Exhibit 23.2



[KPMG PEAT MARWICK LLP LOGO APPEARS HERE]

      Two Central Park Plaza
      Suite 1501
      Omaha, NE 68102

      233 South 13th Street, Suite 1600
      Lincoln, NE 68508-2041


                             ACCOUNTANTS' CONSENT


The Board of Directors
True North Communications Inc.:

We consent to the use of our reports incorporated by reference in the registration statements (No.'s 33-15126, 33-41128, 33-41129, 33-54273, 33-54279,
333-41189, 333-52989 and 33-48523) on Form S-8 and in the registration statements (No.'s 333-24759, 333-57495, 333-68485, 333-73301 and 333-73303) on
Form S-3 of True North Communications Inc. of our reports dated May 16, 1997, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended March 31, 1997, which report appears in the December 31, 1998 Form 10-K of True North Communications Inc.


                                          KPMG Peat Marwick LLP


Omaha, Nebraska
March 29, 1999